SCHEDULE 14A/A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant |X|

Filed by a party other than the registrant |   |

Check the appropriate box:

|   | Preliminary proxy statement*

|X| Definitive proxy statement

|   | Definitive additional materials

|   | Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

NBO SYSTEMS, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

|X| No fee required.

|   | Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

N/A

(2) Aggregate number of securities to which transaction applies:

N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

N/A

(4) Proposed maximum aggregate value of transaction:

N/A

(5) Total fee paid:

N/A

|   | Fee paid previously with preliminary materials:

|   | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

N/A

(2) Form, schedule or registration statement no:

N/A

(3) Filing party:

N/A

(4) Date filed:

NBO SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2005

TO THE STOCKHOLDERS OF NBO SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of NBO Systems, Inc., a Maryland corporation (the "Company"), will be held on Tuesday, June 14, 2005, at 1:00 PM Mountain Time at The Hilton Hotel - Salt Lake City Airport, Salt Lake International Center, 5151 Wiley Post Way, Salt Lake City, UT 84116, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  To elect three directors to serve on the Company's board of directors until the 2006 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

  To ratify the appointment of Tanner LC as independent auditors of the Company for the fiscal year ending December 31, 2005; and

  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

We describe these matters in more detail in the enclosed proxy statement. Our board of directors has fixed the close of business on April 29, 2005, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection on the day of the meeting at the place of the Annual Meeting.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY CARD.

By Order of the Board of Directors, /s/ Keith A. Guevara Keith A. Guevara
Chairman of the Board, Chief Executive Officer and President
Salt Lake City, Utah
May 2, 2005

NBO SYSTEMS, INC.

3676 W. California Ave., Building D

Salt Lake City, UT 84104

(801) 746-8000

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2005

The enclosed proxy is solicited on behalf of the board of directors of NBO Systems, Inc., a Maryland corporation (the "Company" or "NBO"), for use at the 2005 Annual Meeting of Stockholders (the "2005 Annual Meeting") to be held on Tuesday, June 14, 2005, at 1:00 PM Mountain Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The 2005 Annual Meeting will be held at The Hilton Hotel - Salt Lake City Airport, Salt Lake International Center, 5151 Wiley Post Way, Salt Lake City, UT 84116.

Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the 2005 Annual Meeting and was prepared by management for our board of directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about May 6, 2005.

GENERAL INFORMATION ABOUT VOTING

Who may attend the meeting?

Attendance at the 2005 Annual Meeting is limited to our stockholders. Registration will begin at 12:00 PM and each stockholder who attends in person may be asked to present valid picture identification such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Who may vote?

You may vote your shares of common stock if our records show that you owned the shares on April 29, 2005. On April 29, 2005, the record date for determination of stockholders entitled to notice of and to vote at the 2005 Annual Meeting, 17,290,536 shares of our common stock, par value $0.0005 per share, were issued and outstanding.

Holders of common stock will vote at the 2005 Annual Meeting as a single class on all matters. The enclosed proxy card shows the number of shares you may vote. Each share of common stock is entitled to one vote.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the 2005 Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. If the proxy card is properly signed and returned, the proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote FOR each of the director nominees, and FOR the ratification of the appointment of Tanner LC to act as our independent auditors.

What if other matters come up at the 2005 Annual Meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the 2005 Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares in accordance with the recommendation of our board of directors or, if no recommendation has been made, in their own discretion.

May I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you may change your vote either by filing with Diane Powers, our Director of Shareholder Relations, at our principal executive offices at 3676 W. California Ave., Building D, Salt Lake City, Utah 84104, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. You may also revoke your proxy by attending the 2005 Annual Meeting and voting in person.

May I vote in person at the 2005 Annual Meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card, you may attend the 2005 Annual Meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

All votes will be tabulated by the inspector of elections appointed for the 2005 annual meeting, who will separately tabulate affirmative and negative votes and abstentions. Abstentions are counted as present for purposes of determining whether or not there is a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes for each proposal other than the election of directors. If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares, the nominee may vote them as it sees fit on "routine" matters. Both proposals are routine. Broker non-votes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker does not exercise discretion to vote those shares on a particular matter. Broker non-votes are not counted or deemed to be present or represented for purposes of determining whether stockholder approval of a matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the annual meeting.

We will have a quorum and be able to hold the 2005 annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

In the election of directors, the three nominees receiving the highest number of affirmative votes shall be elected. You may not cumulate votes in the election of directors. The affirmative vote of the holders of common stock representing a majority of the voting power present or represented by proxy and voting at the 2005 Annual Meeting is required for the ratification of the auditors.

Who pays for this proxy solicitation?

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

STOCKHOLDER PROPOSALS

Deadline for Submission of Proxy Materials

Stockholder proposals that are intended to be presented at our 2006 annual meeting and included in our proxy materials relating to the 2006 annual meeting must be received by D. Kent Jasperson, Corporate Secretary, NBO Systems, Inc., 3676 W. California Ave., Building D, Salt Lake City, Utah 84104, no later than January 5, 2006, which is 120 calendar days prior to the anniversary of the mailing date for this year's proxy materials. All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2006 annual meeting.

Deadline for Other Proposals

If a stockholder wishes to present a proposal at our 2006 annual meeting and the proposal is not intended to be included in our proxy statement relating to the 2005 annual meeting, the stockholder must give advance notice to us prior to the deadline for the annual meeting. In order to be deemed properly presented, the notice of a proposal must be delivered to our Corporate Secretary no later than March 22, 2006, which is 45 calendar days prior to the anniversary of the mailing date for this year's proxy materials. However, in the event that the 2006 annual meeting is called for a date which is not within thirty days of the anniversary of the date of the 2005 Annual Meeting, stockholder proposals intended for presentation at the 2006 annual meeting must be received by our Corporate Secretary no later than the close of business on the tenth day following the date on which public announcement of the date of the 2006 annual meeting is first made. If a stockholder gives notice of such proposal after March 22, 2006, then the proxy solicited by our board of directors for the 2006 annual meeting will confer discretionary authority to vote on such proposal at that meeting, which may include a vote against such stockholder proposal.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

OVERVIEW OF PROPOSALS

This proxy statement contains two proposals requiring stockholder action. Proposal No. 1 requests the election of three directors to our board of directors. Proposal No. 2 requests ratification of our independent auditors. We discuss each of the proposals in more detail in the pages that follow.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our board of directors has nominated each of the persons listed below for election as a director to serve for a one-year term and until his or her successor is duly elected and qualified. Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of our board of directors' three nominees below. Proxies cannot be voted for more than three persons.

Each nominee for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. If any nominee is unable or declines to serve as a director at the time of the 2005 Annual Meeting, the proxy holders will vote for a nominee designated by the present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominee named below.

The names of the nominees, and certain information about them, are set forth below.

Name	Age	Director Since	Position

Keith A. Guevara(1)(2)(3)	55	1994	Chairman of the Board, Chief Executive Officer and President
Christopher Foley(1)(2)(3)	42	2002	Chief Financial Officer and Director
Andrew Boyd-Jones(1)(2)(3)	51	2001	Independent Director

__________

  Member of the Audit Committee. The Audit Committee's financial expert and Chairman is Andrew Boyd-Jones.

  Member of the Compensation Committee. Chairman - Andrew Boyd-Jones.

  Member of the Nominating and Corporate Governance Committee. Chairman - Andrew Boyd-Jones.

Keith A. Guevara - Chairman, President & Chief Executive Officer

Keith A. Guevara is our founder and has served as our Chairman of the Board and Chief Executive Officer since its incorporation in June 1994. Mr. Guevara has over 26 years of combined sales, finance, marketing and senior level management experience. From October 1988 to June 1994, Mr. Guevara owned and served as the President of Financial Capital Management, Inc., and FCM Trading Group Ltd., investment firms specializing in trading and management of commodities for high-net worth individuals as well as large managed accounts for institutional investors. Although Mr. Guevara has been inactive in commodity trading since 1994, Mr. Guevara continues to maintain his registration as a Licensed-Registered Commodity Trading Advisor Firm with the National Futures Association. In 1968, Mr. Guevara joined the U. S. Army, spent 18 months in the Republic of Vietnam and was honorably discharged in 1971.

Christopher Foley, MBA, -Chief Financial Officer & Director

Christopher Foley joined us in March 2001 as Vice President of Finance. He became Chief Financial Officer on April 17, 2002, and was subsequently appointed to the Board of Directors in June 2002. Mr. Foley has over 20 years of finance management, financial analysis and securities industry experience. From 1999 to 2001, Mr. Foley founded and owned his own investment management firm through an independent broker dealer serving high net worth individuals, corporations, retirement plans and charitable endowments, with responsibilities as Chief Investment Officer and Portfolio Manager. From 1996 to 1998 Mr. Foley served as Vice President of Trust & Investment Management at Zion's First National Bank. From 1994 to 1996, Mr. Foley served as Assistant Vice President/Portfolio Manager at PNC Bank. From 1985 to 1994, Mr. Foley worked for several Fortune 100 companies including General Electric, Johnson & Johnson, and American Express. Mr. Foley is also a US Navy veteran, serving from 1981 to 1985. Mr. Foley earned his Masters of Business Administration from Westminster College in Salt Lake City, and a bachelor's degree in Business Management, together with an associate degree in Information Systems from the University of Cincinnati.

Andrew Boyd-Jones - Independent Director

Andrew Boyd-Jones was a consultant with the Company from August 2000 until his appointment as member of the Company's Board of Directors in May 2001. Mr. Boyd-Jones has 29 years of investment banking and equity investment experience. Mr. Boyd-Jones is currently a managing director at Holding Capital Partners, LLC in New York City. Mr. Boyd-Jones founded and was CEO of Trenwith Securities, where he led over 300 mergers and acquisitions and corporate finance assignments resulting in combined transaction values of over $10 billion. Prior to founding Trenwith Securities, Mr. Boyd-Jones led the leveraged buy-out team at Bankers Trust. Mr. Boyd-Jones received his BA from the University of Virginia and his MSc in Economics from the London School of Economics.

Board of Directors

Our board of directors is currently composed of three members. Each director currently serves until the next annual meeting of stockholders or until his successor is duly elected and qualified. At each annual meeting of stockholders, the directors' successors will be elected to serve until the next annual meeting of stockholders.

Our board of directors held three meetings during 2004. Each of the then current directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our board of directors and (ii) the total number of meetings held by all committees of our board on which such director served during 2004.

Although we do not have a policy with regard to attendance by members of our board of directors at our annual meeting of stockholders, it is customary for all members of our board of directors to attend. All of our directors were present for our 2004 annual meeting.

Board Committees

Our board of directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Our board of directors may establish other committees to facilitate the management of our business.

Audit Committee - Our audit committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The audit committee is responsible for the appointment, compensation, retention and oversight of our independent auditors. In addition, the committee reviews with our management and its independent auditors financial information that will be provided to stockholders and others, the systems of internal controls which management and our board have established and our audit and financial reporting processes. The committee operates under a written Audit Committee Charter adopted by our board, a copy of which is attached hereto as Appendix A. Our audit committee met in March of 2005 in connection with the audit of our 2004 financial statements. The audit committee currently consists of Messrs. Guevara, Foley and Boyd-Jones. Our board of directors has chosen to use the independence standards of the National Association of Securities Dealers,

Inc. ("NASD") to evaluate the independence of its audit committee members. Our board of directors has determined that in the fiscal year ending December 31, 2004, only Mr. Boyd-Jones of the audit committee was "independent" as that term is defined in the current applicable rules of the NASD. Mr. Boyd-Jones also meets the additional criteria for independence of audit committee members under the applicable rules of the Exchange Act. In addition, our board of directors believes that Mr. Boyd-Jones is an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B. The other two members of the audit committee, Mr. Guevara and Mr. Foley are not "independent" as both are employees of the Company.

Compensation Committee - The Compensation Committee is responsible for the design, review, recommendation and approval of compensation arrangements for our directors, executive officers and key employees, and for the administration of our 1997 stock option plan, including the approval of grants under such Plan to our employees, consultants and directors. The committee currently consists of Messrs. Guevara, Foley and Boyd-Jones. Messrs. Guevara and Foley are both employees of the Company and are therefore not considered "independent". Mr. Boyd-Jones is not an employee and is otherwise "independent" as that term is defined in the current applicable rules of the NASD. The committee was formed in 2004, prior to the 2004 annual shareholders meeting, and held its first meeting in 2005. The committee operates under a written Compensation Committee Charter adopted by our board, a copy of which is attached hereto as Appendix B.

Nominating and Corporate Governance Committee - The Nominating and Corporate Governance Committee assists our board of directors by identifying individuals qualified to become board members and recommending director nominees for the annual meeting of stockholders; reviews and recommends to our board of directors corporate governance policies; leads our board of directors in its annual review of our board of director's performance, and recommends board director nominees for each committee. The committee has sole authority to retain and to terminate any search firm to be used to identify director candidates and has sole authority to approve the search firm's fees and other retention terms. The committee actively seeks individuals qualified to become board members and makes recommendations based on experience, expertise and geographical representation. The committee recommended to our board of directors the nomination of directors for the 2005 Annual Meeting. The committee currently consists of Messrs. Guevara, Foley and Boyd-Jones. Messrs. Guevara and Foley are both employees of the Company and are therefore not considered "independent". Mr. Boyd-Jones is not an employee and is otherwise "independent" as that term is defined in the current applicable rules of the NASD. The committee was formed in 2004, prior to the 2004 annual shareholders meeting, and held its first meeting in 2005. The committee operates under a written Nominating and Corporate Governance Committee Charter adopted by our board, a copy of which is attached hereto as Appendix C.

The committee has specified the criteria for nominating individuals to serve as directors and our board of directors has approved the criteria. The criteria the committee employs in selecting Board nominees include:

  Directors should have high ethical character, and personal and professional reputations that compliment and enhance the image and standing of our company.

  Directors should be individuals who are directors of companies and leaders of organizations, including scientific, government, educational and other non-profit institutions.

  Directors should have varied educational and professional experiences and backgrounds and who, collectively, provide meaningful counsel to management.

  Directors should generally not serve on the board of directors of more than five publicly traded companies and should have sufficient time to devote to their duties as directors of our company.

  Directors should understand the duties required of directors to the stockholders of our company.

  Directors should not have any real or apparent conflicts of interest in serving as a director of our company.

  Each director should have the ability to exercise sound, independent business judgment.

The Nominating and Corporate Governance Committee applies the same criteria to all nominees for the Board without regard to the source of such nominee.

The Nominating and Corporate Governance Committee will consider recommendations for nominees to our board of directors submitted by stockholders. Those candidates must be highly qualified exhibiting the experience and expertise required of our board of director's own pool of candidates and interest in NBO's business, and also the ability to attend and prepare for board, committee and stockholder meetings. Any candidate must state in advance his or her willingness and interest in serving on our board of directors. Candidates should represent the interests of all stockholders and not those of a special interest group. Stockholders who wish the committee to consider their recommendations for nominees for the position of director should submit the candidate's name, appropriate biographical information, a brief description of such candidate's qualifications and such candidate's written consent to nomination to the Nominating and Corporate Governance Committee in care of D. Kent Jasperson, Corporate Secretary, at the following address: NBO Systems, Inc., 3676 W. California Ave., Building D, Salt Lake City, UT 84104.

Stockholder Communications with our Board of Directors

Stockholders may contact our board of directors through written communication sent by certified mail to Board of Directors, c/o D. Kent Jasperson, Corporate Secretary, at the following address: NBO Systems, Inc., 3676 W. California Ave., Building D, Salt Lake City, UT 84104. Our Corporate Secretary will forward all correspondence to our board of directors, except for junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. From time to time our board of directors may change the process by which stockholders may communicate with our board of directors. Such changes will be posted to our website at www.nbo.com.

Code of Ethics

We have adopted a code of ethics that applies to our executive officers and senior financial and accounting officers, a copy of which is attached hereto as Appendix D. The information on our website is not incorporated by reference in this Proxy Statement. If we make any substantive amendments to the code of ethics or grant any waiver, including any implicit waiver, from a provision of the code of ethics to our chief executive officer or chief financial officer, we will disclose the nature of such amendment or waiver on our website or in a Report on Form 8-K or quarterly or annual report under the Securities and Exchange Act of 1934, as amended.

Director Compensation

During fiscal year ended December 31, 2004, we paid our non-employee director, Mr. Boyd-Jones, for his services as director at a rate of $1,000 per month, in addition to options to purchase our stock as described below. We reimbursed Mr. Boyd-Jones for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees of the board of directors.

On April 4, 2004, we granted non-qualified stock options to our non-employee director, Mr. Boyd-Jones, to purchase 32,500 shares of common stock exercisable at a price of $4.00 per share for his prior years of service as a director and chairmen of the committees listed above. On October 1, 2004, we granted non-qualified stock options to our non-employee director, Mr. Boyd-Jones, to purchase 12,500 shares of common stock exercisable at a price of $4.00 per share for his 2004 service as director and chairmen of the committees listed above. The exercise price for each of the options granted is equal to the fair market value per share of common stock on the grant date. Options on 25,000 of the 32,500 granted on April 4, 2004 vest 20% per year for five years and have a term of 10 years. The remainder of all other options mentioned in this paragraph vest one year from the grant date and have a term of 10 years, subject to earlier termination following the optionee's cessation of service on the board of directors.

Employee directors do not receive any additional compensation for serving as members of our board or any committee of our board. Employee directors are eligible to participate in our compensation and benefit plans that are generally available to our other employees, including the receipt of stock options under our stock option plan. On October 1, 2004, we granted Keith A. Guevara incentive stock options to purchase 250,000 shares of common stock, exercisable at a price of $4.40 per share, the fair market value per share of common stock on the grant date times 110% as required due to beneficial interest in the Company of greater than 10%, and expiring on October 1, 2009. On October 1, 2004, we granted Christopher Foley incentive stock options to purchase 140,625 shares of common stock, exercisable at a price of $4.00 per share, the fair market value per share of common stock on the grant date, and expiring on October 1, 2014.

Vote Required

The three nominees receiving the highest number of affirmative votes of the outstanding shares of common stock, present or represented by proxy and entitled to be voted for them shall be elected as directors. Shares withheld from any director are counted for purposes of determining the presence or absence of the quorum, but have no other legal effect under Maryland law.

Recommendation of our Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the election of the nominees named above.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our audit committee has appointed Tanner LC as our independent public accountants for the year ending December 31, 2005, and is asking our stockholders to ratify this appointment. Stockholder ratification of the selection of Tanner LC as our independent public accountants is not required by our bylaws or otherwise. However, our board of directors is submitting the selection of Tanner LC to our stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify this selection at the 2005 Annual Meeting, our audit committee will review its future selection of independent registered public accounting firms; however, the audit committee may select Tanner LC, notwithstanding the failure of the stockholders to ratify its selection. In addition, even if the shareholders ratify the selection, our audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of our stockholders and the Company.

Prior to Tanner LC, Grant Thornton LLP served as the Company's auditors during the company's fiscal year ended March 31, 2002. Grant Thornton LLP resigned as the Company's auditor in October 2003. The Company filed Form 8-K on October 28, 2003, disclosing the resignation of Grant Thornton LLP and explaining the circumstances of its resignation. The Company's Form 8-K dated October 28, 2003, is included in this Proxy Statement in full as Appendix E. On November 10, 2003, the Company filed Form 8-K disclosing that it had hired Tanner & Co. as its new auditor and explained the circumstances of the engagement of Tanner & Co. The Company's Form 8-K dated November 10, 2003, is included in this Proxy Statement in full as Appendix F.

During the fiscal years ended December 31, 2004, and the transitional period ended December 31, 2003, Tanner LC provided various audit, audit related and non-audit services to us as follows:

Fee Category	Fiscal 2004 Fees	Transitional Period 2003 Fees
Audit Fees - Aggregate fees billed for professional services rendered for the audit of our 2004 fiscal year and 2003 transitional period financial statements or services that are normally provided in connection with statutory and regulatory filings or engagements for the 2004 fiscal year and the 2003 transitional period.	$81,000	$84,000

Audit-Related Fees - Aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements which are not reported under "Audit Fees" above.

	Nil	Nil
Tax Fees - Aggregate fees billed for tax compliance, tax advice and tax planning, including transfer pricing consultation.	Nil	Nil
All Other Fees - Aggregate fees billed for products and services provided other than as described in the preceding three categories.	Nil	Nil
Total Fees	$81,000	$84,000

Our Audit Committee has considered whether provision of the services described regarding audit related fees, tax fees and all other fees above were compatible with maintaining the independent auditor's independence and has determined that such services did not adversely affect Tanner LC's independence.

Representatives of Tanner LC are expected to be present at the 2005 Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Audit Committee Pre-Approval Policy

The audit committee has direct responsibility to review and approve the engagement of the independent auditors to perform audit services or any permissible non-audit services. The audit committee has adopted a policy concerning approval of audit and non-audit services to be provided by our independent auditors. The policy requires that all services to be provided by our independent auditors, including audit services and permitted audit-related and non-audit services, must be pre-approved by the audit committee. The audit committee may not engage the independent auditors to perform specific non-audit services proscribed by law or regulation. There were no non-audit services provided by Tanner LC during 2004.

Vote Required

The affirmative vote of the holders of common stock representing a majority of the voting power of the outstanding stock, present or represented by proxy and voting at the 2005 Annual Meeting, is required to ratify the appointment of Tanner LC as our independent auditors for the year ending December 31, 2005.

Recommendation of our Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR ratification of the appointment of Tanner LC as our independent auditors for the fiscal year ending December 31, 2005.

OTHER MATTERS

Our board of directors knows of no other business to be presented at the 2005 Annual Meeting. If any other business is properly brought before the 2005 Annual Meeting, the proxy holders will vote the proxies in accordance with the recommendation of our board of directors or, if the board does not make a recommendation, in their own discretion. You are granting discretionary authority with respect to such other matters by the execution of the enclosed proxy.

MANAGEMENT

Executive Officers, Directors and Other Key Employees

The following table sets forth certain information regarding our executive officers, directors and other key employees as of April 29, 2005.

Name	Age	Position

Keith A. Guevara(1)(2)(3)	55	Chairman of the Board, Chief Executive Officer and President
Christopher Foley(1)(2)(3)	42	Chief Financial Officer and Director
Andrew Boyd-Jones(1)(2)(3)	51	Independent Director
D. Kent Jasperson	56	Chief Accounting Officer, Secretary and Treasurer
Robert H. Baker, Jr.	57	Executive Vice President
John J. Arego.	46	Vice President of Technology and Information Systems

  Member of the Audit Committee. The Audit Committee's financial expert is Andrew Boyd-Jones.

  Member of the Compensation Committee. Chairman - Andrew Boyd-Jones.

  Member of the Nominating and Corporate Governance Committee. Chairman - Andrew Boyd-Jones.

Management

Keith A. Guevara - Chairman, President & Chief Executive Officer

Keith A. Guevara is our founder and has served as our Chairman of the Board and Chief Executive Officer since its incorporation in June 1994. Mr. Guevara has over 26 years of combined sales, finance, marketing and senior level management experience. From October 1988 to June 1994, Mr. Guevara owned and served as the President of Financial Capital Management, Inc., and FCM Trading Group Ltd., investment firms specializing in trading and management of commodities for high-net worth individuals as well as large managed accounts for institutional investors. Although Mr. Guevara has been inactive in commodity trading since 1994, Mr. Guevara continues to maintain his registration as a Licensed-Registered Commodity Trading Advisor Firm with the National Futures Association. In 1968, Mr. Guevara joined the U. S. Army, spent 18 months in the Republic of Vietnam and was honorably discharged in 1971.

Christopher Foley, MBA, - Chief Financial Officer & Director

Christopher Foley joined us in March 2001 as Vice President of Finance. He became Chief Financial Officer on April 17, 2002, and was subsequently appointed to the Board of Directors in June 2002. Mr. Foley has over 20 years of finance management, financial analysis and securities industry experience. From 1999 to 2001, Mr. Foley founded and owned his own investment management firm through an independent broker dealer serving high net worth individuals, corporations, retirement plans and charitable endowments, with responsibilities as Chief Investment Officer and Portfolio Manager. From 1996 to 1998 Mr. Foley served as Vice President of Trust & Investment Management at Zion's First National Bank. From 1994 to 1996, Mr. Foley served as Assistant Vice President/Portfolio Manager at PNC Bank. From 1985 to 1994, Mr. Foley worked for several Fortune 100 companies including General Electric, Johnson & Johnson, and American Express. Mr. Foley is also a US Navy veteran, serving from 1981 to 1985. Mr. Foley earned his Masters of Business Administration from Westminster College in Salt Lake City, and a bachelor's degree in Business Management, together with an associate degree in Information Systems from the University of Cincinnati.

Andrew Boyd-Jones - Independent Director

Andrew Boyd-Jones was a consultant with the Company from August 2000 until his appointment as member of the Company's Board of Directors in May 2001. Mr. Boyd-Jones has 29 years of investment banking and equity investment experience. Mr. Boyd-Jones is currently a managing director at Holding Capital Partners, LLC in New York City. Mr. Boyd-Jones founded and was CEO of Trenwith Securities, where he led over 300 mergers and acquisitions and corporate finance assignments resulting in combined transaction values of over $10 billion. Prior to founding Trenwith Securities, Mr. Boyd-Jones led the leveraged buy-out team at Bankers Trust. Mr. Boyd-Jones received his BA from the University of Virginia and his MSc in Economics from the London School of Economics.

D. Kent Jasperson, CPA, - Chief Accounting Officer, Secretary and Treasurer

D. Kent Jasperson has served as the Chief Accounting Officer of the Company since July 1994. On January 17, 1995, he was appointed as the Company's Secretary and Treasurer. Mr. Jasperson has over 31 years of experience as an accounting/financial officer in various business entities. From June 1990 to July 1994, he served as the Controller of KUTV, Inc. From March 1987 to June 1990, Mr. Jasperson was the corporate tax specialist for KUTV, Inc., where he was responsible for preparing federal and state tax returns in six states. From May 1981 to November 1986, Mr. Jasperson was the tax manager and internal auditor for Gibbons and Reed Construction Company. From June 1973 to December 1978, he was an accountant with the regional accounting firm of Whitaker, Lipp & Healea in Seattle, Washington. From January 1979 to May 1981, he was a partner in that accounting firm. He received his CPA certificate in 1974 and is a member of the American Institute of Certified Public Accountants and the Utah Association of Certified Public Accountants. Mr. Jasperson holds a B.S. degree in Accounting from Brigham Young University.

Robert H. Baker, Jr. - Executive Vice President

Robert H. Baker, Jr. joined us in July 2004 as Executive Vice President. From September 2001 to June 2004, Mr. Baker served as Senior Vice President of First Data Corporation where he oversaw the management and development of prepaid card products for First Data Corporation. Prior to First Data Corporation, Mr. Baker served as Executive Vice President and Chief Marketing Officer from December 1999 to September 2001 for WildCard Systems, Inc., a start-up processor of prepaid payment products. Prior to WildCard Systems, Mr. Baker managed the nationwide debit card business for Visa U.S.A. as Senior Vice President, Consumer Debit Products from September 1995 to December 1999. He was responsible for the management of Visa's debit business, including Visa Check Card as well as Interlink and Visa Travel Money. During this time, Mr. Baker led the introduction of Prepaid Card Products at Visa and managed the growth of that business. Mr. Baker graduated with distinction from Indiana University with a B.S. in Marketing and an M.B.A in Marketing and Finance. In addition, he is an honors graduate of the Stonier Graduate School of Banking at Rutgers University

John J. Arego - Vice President of Technology and Information Systems

John J. Arego joined us in September 1995 as a Software Engineer. From 1997 to March 2005, Mr. Arego served us Director of Engineering. In March 2005, Mr. Arego was promoted to Vice President of Technology and Information Systems and is the acting Chief Operating Officer and Chief Technology Officer. Previous employment includes the title of Manager of Technical Support and Software Engineer for Multimedia Studios from 1990 to 1995, Robotics Specialist for Hercules Aerospace from 1989 to 1990 as well as other software development related positions from 1984 to 1989. Mr. Arego graduated from the University of Utah with a B.S. in Computer Science, and with an AAS in Electronic Engineering Technology from the DeVry Institute of Technology.

Current Directors Standing for Re-election

Keith A. Guevara. See "Proposal No. 1: Election of Directors" for Mr. Guevara's biography.

Christopher Foley. See "Proposal No. 1: Election of Directors" for Mr. Foley's biography.

Andrew Boyd-Jones. See "Proposal No. 1: Election of Directors" for Mr. Boyd-Jones's biography.

Relationships Among Executive Officers and Directors

Our board of directors appoints our executive officers to serve until their successors have been duly appointed and qualified. There are no family relationships among any of our directors or executive officers.

Keyman Insurance

We have purchased $2,000,000 of "key-man" insurance against the loss or disability of our President and Chief Executive Officer, Keith A. Guevara. We are the beneficiary of the keyman insurance policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of its equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Form 4 or 5 with the Securities and Exchange Commission. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that for the 2004 fiscal year, our executive officers and directors timely filed all reports required under Section 16(a) for such fiscal year, except as follows.

Name	Report	Date Filed
Keith A. Guevara	Form 4	May 5, 2005
Andrew Boyd-Jones	Form 3	May 5, 2005
Christopher Foley	Form 3	May 4, 2005
D. Kent Jasperson	Form 3	May 5, 2005
Robert H. Baker, Jr.	Form 3	May 5, 2005
John J. Arego	Form 3	May 5, 2005

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

The following table, presented in accordance with applicable securities laws, sets forth all annual and long-term compensation for services in all capacities to us and our subsidiaries from January 1, 2002 to December 31, 2004, paid to the individuals who served as our Chief Executive Officer during the financial year ended December 31, 2004 and our other executive officers whose total salary and bonus was $100,000 or more for the fiscal year ended December 31, 2004 (collectively, the "Named Executive Officers").

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options/SAR	LTIP Payouts	All Other Compensation
Keith A. Guevara	2004	$245,292	---	---	---	250,000	---	---
President & Chief Executive	2003	$177,793	---	---	---	---	---	---
Officer	2002	$139,799	---	---	---	---	---	---

Christopher Foley	2004	$139,508	---	---	---	140,625	---	---
Chief Financial Officer	2003	$147,697	---	---	---	---	---	---
Director	2002	$110,769	---	---	---	25,000	---	---

D. Kent Jasperson	2004	$111,000	---	---	---	100,000	---	---
Chief Accounting Officer	2003	$116,300	---	---	---	---	---	---
Secretary and Treasurer	2002	$88,435	---	---	---	---	---	---

Robert H. Baker, Jr.	2004	$78,419(1)	---	---	$13,517	175,000	---	---
Executive Vice President	2003	---	---	---	---	---	---	---
	2002	---	---	---	---	---	---	---

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options/SAR	LTIP Payouts	All Other Compensation

James M. Hyde	2004	$102,308(2)	---	---	---	150,000	---	---
Chief Operating Officer	2003	---	---	---	---	---	---	---
Chief Technology Officer	2002	---	---	---	---	---	---	---

Randy J. Steck	2004	$92,575(3)	---	---	---	---	---	---
Chief Operating Officer	2003	$125,199	---	---	---	---	---	---
Chief Technology Officer	2002	$113,954	---	---	---	---	---	---

  (1) Mr. Baker joined us in July of 2004.

  (2) Mr. Hyde joined us in March of 2004 and subsequently resigned in February 2005.

  (3) Mr. Steck joined us in March of 2000 and ended his employment in March 2004.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans, other than stock options that provide compensation intended to serve as incentive for performance.

Option Grants in Last Fiscal Year

The following table sets forth information regarding options granted to each of our Named Executive Officers during the fiscal year ended December 31, 2004.

Option & Warrant/ SAR Grants in Fiscal Year 2004

(Individual Grants)

Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal 2004	Exercise or Base Price ($/share)	Expiration Date
Keith A. Guevara Chairman, President and Chief Executive Officer	250,000	18.6%	$4.40	October 1, 2009
Christopher Foley Chief Financial Officer and Director	140,625	10.5%	$4.00	October 1, 2014
D. Kent Jasperson Chief Accounting Officer	100,000	7.5%	$4.00	October 1, 2014
Robert H. Baker, Jr. Executive Vice President	175,000	13.1%	$4.00	October 1, 2014
James M. Hyde Chief Operating Officer & Chief Technology Officer	150,000	11.2%	$4.00	May 18, 2005

Aggregated Option Exercises and Fiscal Year-End Values

The following table sets forth information with respect to each of our Named Executive Officers concerning the exercise of stock options during the 2004 fiscal year and the number of shares subject to unexercised stock options held at the close of such fiscal year. No stock appreciation rights were exercised during the 2004 fiscal year, and no stock appreciation rights were outstanding at the close of such year.

In the following table, "Value Realized" is equal to the difference between the fair value of the shares at the time of exercise and the exercise price paid for the shares and the "Value of Unexercised In-The-Money Options" is based on the closing selling price per share at the close of the 2004 fiscal year less the exercise price payable per share. Options are "In-the-Money" if the fair market value of the underlying options exceeds the exercise price of the option.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Shares of Common Stock Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Keith A. Guevara Chairman, President and Chief Executive Officer	Nil	N/A	3,125,000	250,000	$9,915,625	Nil

Christopher Foley Chief Financial Officer & Director	Nil	N/A	82,500	145,625	Nil	Nil

D. Kent Jasperson Chief Accounting Officer, Secretary & Treasurer	Nil	N/A	218,750	100,000	$612,500	Nil

Robert H. Baker, Jr. Executive Vice President	Nil	N/A	Nil	175,000	Nil	Nil

James M. Hyde Chief Operating Officer & Chief Technology Officer	Nil	N/A	Nil	150,000	Nil	Nil

1. In determining the value of in-the-market options we used a fair market price of $4.00, the last private offering price of our common stock, less the exercise price.

Employment Contracts and Termination of Employment and Change-in-Control Arrangement

Except as described below, there are no compensatory plans or arrangements with respect to any Named Executive Officer resulting from resignation, retirement or other termination of employment or from a change of control of our corporation.

Employment Agreement with Robert H. Baker, Jr.

We entered into an employment agreement with Robert H. Baker, Jr., our Executive Vice President in July 2004, for an initial term of three years. For his first 90 days of employment, Mr. Baker received gross salary totaling $37,500 plus 6,250 shares of our common stock. For his second 90 days of employment, and each subsequent 90-day period thereafter, Mr. Baker receives gross salary totaling $50,000 and 3,125 shares of our common stock. If and when Mr. Baker is promoted to the position of President, Mr. Baker's salary will increase to $250,000 annually and at that time, all issuance of our common stock, as part of a base salary compensation structure will cease. Mr. Baker's agreement provides for an award of stock options on 75,000 shares of common stock under our 1997 Stock Option Plan. The options granted have an exercise price of $4.00 per share, and shall vest in accordance with the 1997 Stock Option Plan as of his hire date. These options shall vest immediately in the event of a change of control as defined under our 1997 Stock Option Plan. Mr. Baker will also receive other perquisites and benefits as we may award him from time to time. Mr. Baker's employment is at-will and may be terminated by either party at any time. However, if we terminate his employment prior to the completion of the initial term without cause, Mr. Baker will receive a severance pay equivalent to three months salary at termination, and any pro-rated bonus, all payable monthly. In addition, if we terminate Mr. Baker without cause during his first year of employment, 50% of his stock options granted under the agreement shall vest immediately and if such termination occurs during his second and third year of employment, 75% of his stock options granted under the agreement shall vest immediately. If Mr. Baker resigns at any time during his first year of employment, he must reimburse us for 50% of his relocation expenses, including any real estate commissions for the sale of his house, paid by us.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2004, with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Stockholders	7,879,896	$2.260	3,950,624

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the shares of our common stock as of April 29, 2005, except as noted in the footnotes below, by:

  Each person whom we know to be the beneficial owner of 5% or more of our outstanding common stock;

  Each Named Executive Officer;

  Each of our directors; and

  All of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or that will become exercisable within 60 days after April 29, 2005, are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of April 29, 2005, 17,290,536 shares of our voting securities were issued and outstanding. Except as noted below, the stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. Unless otherwise indicated below, the mailing address of each beneficial owner listed is 3676 W. California Ave., Bldg D., Salt Lake City, UT 84104

	Beneficial Ownership of Shares
Name of Beneficial Owner	Number (1)	Percentage (10)

Executive officers and directors:
Keith A. Guevara (2)	5,891,177	28.5%
D. Kent Jasperson (3)	324,292	1.8%
Christopher Foley (4)	232,412	1.3%
Robert H. Baker, Jr. (5)	183,336	1.0%
James M. Hyde (6)	150,000	0.9%
Andrew Boyd-Jones (7)	45,000	0.3%
All directors and executive officers as a group (6 persons) (8)	6,826,217	33.8%

	Beneficial Ownership of Shares
Name of Beneficial Owner	Number (1)	Percentage (10)

5% Stockholders:
Kenneth P. Marinai (9)	1,649,273	9.0%

  Includes all of our voting securities consisting only of our common stock.

  Includes 3,125,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after April 29, 2005, and 250,000 shares subject to options of which none are presently exercisable or will become exercisable within 60 days after April 29, 2005.

  Includes 318,750 shares subject to options, 218,750 of which are presently exercisable or will become exercisable within 60 days after April 29, 2005.

  Includes 228,125 shares subject to options, 82,500 of which are presently exercisable or will become exercisable within 60 days after April 29, 2005.

  Includes 175,000 shares subject to options, none of which are presently exercisable or will become exercisable within 60 days after April 29, 2005.

  Includes 150,000 shares subject to options, 10,000 of which are presently exercisable or will become exercisable within 60 days after April 29, 2005.

  Includes 45,000 shares subject to options, 32,500 of which are presently exercisable or will become exercisable within 60 days after April 29, 2005.

  Includes 4,291,875 shares subject to options, 3,468,750 of which are presently exercisable or will become exercisable within 60 days after April 29, 2005.

  Includes 948,622 shares subject to warrants, none of which are presently exercisable or will become exercisable within 60 days after April 29, 2005

  Calculated as Number of Shares Owned (including exercisable and non-exercisable options) divided by common shares outstanding plus shares subject to options which are presently exercisable or will become exercisable with 60 days after April 29, 2005. Actual percentage would vary if considering only shares/options owned or currently exercisable by Beneficial Owners, or fully diluted shares outstanding.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The information contained in this report is not to be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor is such information to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporates it by reference in such filing.

The Compensation Committee (the "Committee") of our board of directors ("Board") of NBO Systems, Inc. (the "Company") administers the compensation program for our executive officers. The role of the Committee, which is comprised of one outside non-employee director and two employee directors, is to review and recommend or approve the base salaries, bonuses and other cash compensation of the executive officers. The Committee also administers our 1997 Stock Option Plan (the "1997 Plan") with respect to all executive officers and has the exclusive authority to make option grants to them under the 1997 Plan. Our executive compensation program utilizes a combination of our performance, individual performance and increases in shareholder value over time as determinants of executive pay levels. These principles are intended to motivate executive officers to improve our financial position, to hold executives accountable for the performance of the organizations for which they are responsible, to attract key executives into our service and to create value for our shareholders. The compensation for executive officers is based on two elements: cash compensation and equity-based compensation.

Cash Compensation

The Committee administers our executive compensation programs to ensure that the total cash compensation paid to executive officers and senior management remains at a competitive level to enable us to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry. Each executive officer's base salary may be adjusted each year on the basis of (i) the Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. Our performance and profitability may also be a factor in determining the base salaries of executive officers. The compensation of executive officers is expected to be reviewed annually by the Committee. The Committee does not rely on any external compensation surveys in setting the cash compensation of the executive officers and does not attempt to target their cash compensation at any specific percentile of the levels of compensation in effect for other executives in comparable positions in the industry.

Equity-Based Compensation

The Committee believes that stock option grants under the 1997 Plan serve to align the interests of an executive officer with those of our shareholders and provide each individual with a significant incentive to manage our business from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of our common stock at a fixed price per share over a specified period of time up to five years, unless sooner terminated in accordance with the provisions of the 1997 Plan. Each option generally becomes exercisable in a series of equal installments over a specified period, contingent upon the officer's continued employment with us. Accordingly, the option will provide a return to the executive officer only if he remains employed by us during the vesting period, and then only if the market price of the shares appreciates over the option term. The Committee sets the size of the option grant to each executive officer at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with us, the individual's personal performance in recent periods and potential for future responsibility and promotion over the option term. Other factors include the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

Compensation of the Chief Executive Officer

The base salary of Keith A. Guevara, our Chairman, President and Chief Executive Officer, is set at a level that the Committee believes is competitive with the compensation paid to the chief executive officers of companies of comparable size and similar industries. The Committee intends to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by our business's performance factors. For the 2005 fiscal year, the Committee has determined that Mr. Guevara's annual base salary should remain at a rate of $250,000 per year. In the 2004 fiscal year, we granted Mr. Guevara options on 250,000 common shares at an exercise price of $4.00 per share. We made the option grants to Mr. Guevara based upon his performance and leadership with us and placed a large portion of his total compensation at risk since the option grants deliver a return only if our common stock appreciates over the option term.

Submitted by the Compensation Committee of the Board of Directors,

/s/ Andrew Boyd-Jones, Chairman

/s/ Keith A. Guevara

/s/ Christopher Foley

AUDIT COMMITTEE REPORT

The following is the report of our Audit Committee (the "Audit Committee") of our board of directors with respect to our audited financial statements for the fiscal year ended December 31, 2004, which include balance sheets as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows in the period ended December 31, 2004, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

Review with Management

The Audit Committee has reviewed and discussed our audited financial statements with management.

Review and Discussions with Independent Auditors

The Audit Committee has discussed with Tanner LC, our independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of our financial statements.

The Audit Committee has also received written disclosures and the letter from Tanner LC required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from us and our related entities) and has discussed with Tanner LC its independence from us.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2004.

Submitted by the Audit Committee of the Board of Directors,

/s/ Andrew Boyd-Jones, Chairman

/s/ Keith A. Guevara

/s/ Christopher Foley

OTHER MATTERS

Our board of directors knows of no other business that will be presented at the 2005 Annual Meeting. If any other business is properly brought before the 2005 Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of our board of directors. If no recommendation is made by our board of directors the proxy holder will vote your shares in its own discretion. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy or the vote by telephoned.

It is important that the proxies be returned promptly and that your shares be represented. We urge you to sign, date and promptly return the enclosed proxy card in the enclosed envelope or vote by telephone in accordance with the instructions accompanying the proxy card.

A copy of our Annual Report for the year ended December 31, 2004, has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at this Annual Meeting. This Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

We have filed our Annual Report on Form 10-KSB for the year ended December 31, 2004 with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-KSB by writing D. Kent Jasperson, Corporate Secretary, NBO Systems, Inc., 3676 W. California Ave., Building D, Salt Lake City, Utah, 84109.

By Order of the Board of Directors,

/s/ Keith A. Guevara

Keith A. Guevara

Chairman of the Board of Directors, Chief

Executive Officer and President

Dated: May 2, 2005

Salt Lake City, Utah

APPENDIX A

NBO SYSTEMS, INC.

AUDIT COMMITTEE CHARTER

(Adopted as of April 12, 2004)

I. PURPOSE

The Audit Committee (the "Audit Committee") of the Board of Directors (the "Board") of NBO Systems, Inc., a Maryland corporation (the "Company"), shall provide assistance to the directors of the Company in fulfilling their responsibility to the stockholders relating to corporate accounting matters, the financial reporting practices of the Company, and the quality and integrity of the financial reports of the Company. The Audit Committee's purpose is to:

A. Assist the Board's oversight of:

  The reliability and integrity of the Company's accounting policies and financial reporting and disclosure practices.

  The establishment and maintenance of processes to assure compliance with all relevant laws, regulations, and Company policies, including a process for receipt of complaints and concerns regarding accounting, internal control or auditing matters.

  The engagement, compensation, performance, qualifications and independence of the Company's independent auditors, their conduct of the annual independent audit of the Company's financial statements, and their engagement for all other services.

  The functioning of the Company's system of internal accounting and financial controls.

B. Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement.

II. STRUCTURE AND OPERATION

A. Composition and Qualifications

The Committee shall consist of at least three (3) members of the Board. Except as otherwise permitted by the applicable Nasdaq rules, the Sarbanes-Oxley Act of 2002 and applicable SEC rules:

  each member of the Committee shall be "independent" in accordance with applicable SEC rules and Nasdaq listing requirements;

  all members of the Committee shall meet the financial literacy requirements of Nasdaq; and

  at least one member of the Committee shall be an "audit committee financial expert" as such term is defined in applicable SEC and Nasdaq rules.

B. Appointment and Removal

The members of the Committee shall be appointed by the Board and continue to be members until their successors are elected and qualified or until their earlier retirement, resignation or removal. Any member of the Committee may be removed, with or without cause, by majority vote of the Board at any time. The Board may appoint one member of the Committee to serve as Chair of the Committee, to:

  convene and chair all regular and special sessions of the Committee,

  set the agendas for Committee meetings,

  determine and communicate to management and the full Board the information needs of the Committee, and to report Committee determinations and actions on behalf of the Committee to the full Board.

If the Board fails to appoint a Chair, the members of the Committee shall elect a Chair by majority vote of the full Committee to serve at the pleasure of the majority of the full Committee.

Delegation to Subcommittees

The Committee may delegate its duties and responsibilities to a subcommittee consisting of one or more members of the Committee, or to executive officers of the Company. Any delegation may be made only to the extent permitted by the Nasdaq rules, SEC rules, applicable law, and the Company's Bylaws and Certificate of Incorporation.

III. COMMITTEE MEETINGS

The Chair (or in his or her absence, a member designated by the Chair or designated by a majority of the members in attendance) shall preside at each meeting of the Committee and set the agendas for the Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings as long as they are not inconsistent with any provisions of the Company's Bylaws or this Charter.

The Committee shall:

  meet (in person or by telephonic meeting) as often as may be deemed necessary or appropriate, generally at least four times annually, or more frequently as circumstances dictate.

  meet periodically with management and the independent auditors and, if necessary, in separate executive sessions with only the independent auditors and Committee members present, or with only management and Committee members present, to discuss any matters that the Committee believes should be discussed privately.

  maintain written minutes or other records of its meetings and activities, which shall be duly filed in the Company's records.

Except as otherwise required by the Bylaws or the Certificate of Incorporation of the Company, a majority of the members of the Committee shall constitute a quorum for the transaction of business and the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee. The Committee may also act by unanimous written consent in lieu of a meeting.

All non-management directors who are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company's management, representatives of the Company's outside advisors, any other personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director who is not a member of the Committee.

The Chair of the Committee shall report to the Board following meetings of the Committee and as otherwise requested by the Board. The Committee shall maintain written minutes or other records of these meetings and activities, which shall be duly filed in the Company's records.

IV. DUTIES AND RESPONSIBILITIES

The Committee's role is one of oversight. The Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditors, in accordance with its business judgment. In discharging its oversight role, the Committee encourages free and open communication among the Committee, the Company's independent auditors, and management, and is empowered to investigate any matter brought to its attention with all requisite access to all books, records, facilities and personnel of the Company and to the Company's auditors and outside legal counsel. The Committee has the power to retain separate outside counsel, auditors or other experts or advisors, different from the Company's regular outside counsel, auditors and other experts and advisors, and will receive adequate funding from the Company to engage such counsel, auditors, experts and advisors.

The following functions and responsibilities are set forth as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions.

To fulfill its responsibilities and duties, the Committee shall:

A. General

  Develop and maintain free and open means of communication with the Board, the Company's independent auditors, the Company's internal auditors, if any, and the financial and general management of the Company.

  Perform any other activities as the Committee deems appropriate, or as are requested by the Board, consistent with this Charter, the Company's Bylaws and applicable laws and regulations.

  Conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this Charter.

  Review and reassess, at least annually, the adequacy of this Charter and submit any recommended changes to the Board for its consideration.

  Report its findings regularly to the Board, including any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, and the performance and independence of the Company's independent auditors.

  Maintain minutes and other records of meetings and activities of the Committee.

B. Financial Statements and Published Information

  Prior to any public disclosure thereof, the Committee shall review and discuss (or otherwise have the opportunity to comment on) earnings press releases, as well as financial information and earnings guidance.

  Review and discuss with management and the independent auditors the annual and quarterly financial statements prior to their filing, including the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and a discussion with the independent auditors:

  all significant matters related to the independent auditors' review of the financial statements and the matters required to be communicated by applicable Statements of Auditing Standards, including, but not limited to, Statement on Auditing Standards No. 61, as modified or supplemented.

  Make a recommendation to the Board regarding the inclusion of the audited annual financial statements in the Company's Annual Report on Form 10-K to be filed with the SEC.

  Consider and review with management, the Chief Financial Officer and/or the Chief Accounting Officer, and the independent auditors:

  significant findings during the year, including the status of previous audit recommendations;

  any audit problems or difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information;

  any changes required in the planned scope of the audit plan;

  the overall scope and plans for the audit (including the audit budget and the adequacy of compensation and staffing); and

  the coordination of audit efforts to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

  Prepare a report from the Committee to be included in the Company's proxy statement related to the performance of certain of the Committee's responsibilities, as required by the rules and regulations of the SEC.

C. Performance and Independence of Independent Auditor

  On an annual basis, request from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1 and with all applicable laws, rules and regulations. The Committee shall review the qualification, performance and independence of the independent auditor annually and make determinations regarding the appointment or termination of the independent auditor. The Committee shall actively engage in a dialogue with the Company's management and independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors from management and the Company and take appropriate action in response to the outside auditors' report to satisfy itself of the independent auditor's objectivity and independence. The Committee shall also:

  confirm with the independent auditors that the independent auditors are in compliance with the partner rotation requirements established by the SEC;

  consider whether, in the interest of assuring continuing independence of the independence auditors, the Company should regularly rotate its independent auditors;

  set clear policies for the Company's hiring of employees or former employees of the independent auditors; and

  if applicable, consider whether the independent auditor's provision of any permitted non-audit services to the Company is compatible with maintaining the independence of the independent auditors.

  At least annually, obtain and review a written report by the independent auditors describing all relationships between the Company and the independent auditors and discuss the independent auditor's internal quality-control procedures, and any material issues raised by the most recent peer review.

A. Review of Services and Audit by Independent Auditor

  Have the sole authority and responsibility to appoint, evaluate, determine the compensation of and, where appropriate, replace the independent auditor. The Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints. The independent auditor shall report directly to the Committee, and the Committee's responsibility includes the resolution of disagreements between management and the independent auditors regarding financial reporting.

  Consider and pre-approve all auditing and non-audit services provided by the independent auditors. The Committee may delegate the authority to grant pre-approvals to one or more members of the Committee, whose decisions must be presented to the full Committee at its scheduled meetings.

  Reviewing with the independent auditors, as required by the rules and regulations of the SEC:

  All critical accounting policies and practices used by the Company;

  All alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

  Other material communications between the independent auditors and management, such as any management letters or schedule of unadjusted differences.

B. Financial Reporting Process

  Review the activities, organizational structure, staffing and qualifications of the internal audit function, if any.

  The Committee shall review and approve any material off-balance sheet arrangements or other material financial arrangements of the Company that do not appear on the financial statements of the Company.

  Review and discuss periodically with management and the independent auditors:

  the adequacy and effectiveness of the Company's internal controls over financial reporting and disclosure controls and procedures;

  all significant deficiencies in the design or operation of the Company's internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data;

  the integrity of its financial reporting processes;

  any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

  the adequacy of its risk management programs and policies, including recommendations for any improvements in these areas.

  Meeting periodically with management, the internal auditors, if any, and the independent auditors in separate executive sessions to discuss matters which the Committee or these groups believe should be discussed privately.

C. Ethical and Legal Compliance/General

  Review periodically with the Company's general counsel any legal and regulatory matters that may have a material impact on the Company's financial statements.

  Establish procedures for:

  a. the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and

  b. the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  The Committee shall review and approve any transactions or courses of dealing with related parties.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

APPENDIX B

NBO SYSTEMS, INC.

COMPENSATION COMMITTEE CHARTER

(Adopted as of April 12, 2004)

I. PURPOSE

The Compensation Committee (the "Committee") of the Board of Directors (the "Board") of NBO Systems, Inc., a Maryland corporation (the "Company"), shall assist the Board in:

  determining the appropriate compensation levels for the Company's executive officers;

  evaluating officer and director compensation plans, policies and programs;

  reviewing benefit plans for officers and employees; and

  producing the report required by applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and other applicable regulatory bodies for inclusion in the Company's annual proxy statement.

II. STRUCTURE AND OPERATIONS

A. Composition and Qualifications

The Committee shall consist of at least three members of the Board, each of whom is determined by the Board to be "independent" in accordance with the Nasdaq rules (except as may be allowed by those rules in exceptional circumstances or if the Company qualifies for the "controlled company" exemption under the Nasdaq rules). In addition, no director may serve unless he or she:

  is a "Non-employee Director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code.

B. Appointment and Removal

The members of the Committee shall be appointed by the Board and continue to be members until their successors are elected and qualified or until their earlier retirement, resignation or removal. Any member of the Committee may be removed, with or without cause, by majority vote of the Board at any time.

The Board may appoint one member of the Committee to serve as Chair of the Committee, to:

  convene and chair all regular and special sessions of the Committee,

  set the agendas for Committee meetings,

  determine and communicate to management and the full Board the information needs of the Committee, and report Committee determinations and actions on behalf of the Committee to the full Board.

If the Board fails to appoint a Chair, the members of the Committee shall elect a Chair by majority vote of the full Committee to serve at the pleasure of the majority of the full Committee.

C. Delegation to Subcommittees

The Committee may delegate its duties and responsibilities to a subcommittee consisting of one or more members of the Committee, or to executive officers of the Company. Any delegation may be made only to the extent permitted by the Nasdaq rules, SEC rules, applicable law, and the Company's Bylaws and Certificate of Incorporation.

III. COMMITTEE MEETINGS

The Chair (or in his or her absence, a member designated by the Chair or designated by a majority of the members in attendance) shall preside at each meeting of the Committee and set the agendas for the Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings as long as they are not inconsistent with any provisions of the Company's Bylaws or this Charter.

The Committee shall:

  have regular meetings (in person or by telephonic meeting) on at least a semi-annual basis (or more frequently as circumstances dictate)

  maintain written minutes or other records of its meetings and activities, which shall be duly filed in the Company's records meet separately, on at least an annual basis, with the Chief Executive Officer, the vice president of human resources (or similar position) and any other corporate officers as the Board and the Committee deem appropriate to discuss and review the performance criteria and compensation levels of key executives.

Except as otherwise required by the Bylaws or the Certificate of Incorporation of the Company, a majority of the members of the Committee shall constitute a quorum for the transaction of business and the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee. The Committee may also act by unanimous written consent in lieu of a meeting.

All non-management directors who are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company's management, representatives of the Company's outside advisors, any other personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director who is not a member of the Committee.

The Chair of the Committee shall report to the Board following meetings of the Committee and as otherwise requested by the Board.

IV. DUTIES AND RESPONSIBILITIES

The duties and responsibilities of the Committee are set forth below. The Committee is authorized to carry out these responsibilities, and other responsibilities assigned to it by the Board from time to time, and take any actions reasonably related to the mandate of this Charter.

In discharging its role, the Committee is empowered to investigate any matter brought to its attention that is within the scope of or otherwise relevant to its responsibilities, with all requisite access to all books, records, facilities and personnel of the Company. The Committee has the power to retain outside counsel or other advisors and will receive adequate funding from the Company to engage in such advisors. The Committee shall have the requisite authority to retain, compensate, terminate and oversee executive compensation consultants.

To fulfill its duties and responsibilities, the Committee shall:

  Establish and review annually the overall compensation philosophy of the Company.

  Review annually and approve corporate goals and objectives relevant to compensation for the Chief Executive Officer ("CEO") and other executive officers, including annual performance objectives.

  Evaluate the performance of the CEO and other executive officers in light of the established goals and objectives and, determine compensation level for each such person based on this evaluation.

  Review and recommend to the Board for approval, or approve as appropriate, new incentive compensation plans and equity-based compensation plans and any changes to or modifications of existing incentive compensation plans and equity-based compensation plans.

  Approve all special perquisites, special cash payments and other special compensation and benefit arrangements for executive officers.

  Review and recommend to the Board for approval any changes in compensation for non-employee members of the Board, including, but not limited to, the following elements: retainer, meeting fees, committee fees, committee chair fees, equity or stock compensation, benefits and perquisites.

  To administer and otherwise exercise the various authorities prescribed for the Committee by the Company's stock option and other incentive compensation plans.

  Review and recommend to the Board for approval any changes in employee retirement benefit programs, and review broadly employee salary levels and ranges and employee fringe benefits.

  Review and make recommendations to the Board, or approve, as appropriate, any employment-related contracts or transactions with any proposed, current or former officers or directors of the Company, such as consulting arrangements, employment contracts, severance, and separation or termination agreements.

  Monitor compliance by executive officers with the rules and guidelines of the Company's incentive compensation and equity-based compensation programs.

  Obtain such data or other resources as it deems necessary to perform its duties, including but not limited to obtaining external consultant reports or published salary surveys, and engaging independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Company's executive officers and other key employees.

  Perform any other activities as the Committee deems appropriate, or as are requested by the Board, consistent with this Charter, the Company's Bylaws and applicable laws and regulations.

  Prepare the report on executive compensation required by applicable rules and regulations of the SEC and other applicable regulatory bodies for inclusion in the Company's annual proxy statement.

  Report to the Board on Committee recommendations and any other matters the Committee deems appropriate or the Board requests.

  Maintain minutes and other records of meetings and activities of the Committee.

  Review and reassess the performance of the Committee and the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

APPENDIX C

NBO SYSTEMS, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

(Adopted as of April 12, 2004)

I. PURPOSE

The Nominating and Corporate Governance Committee (the "Committee") of the Board of Directors (the "Board") of NBO Systems, Inc., a Maryland corporation (the "Company"), shall assist the Board in:

  Identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board (i) the director nominees for election at the next annual meeting of shareholders and (ii) candidates to fill any vacancies on the Board.

  Overseeing the implementation and monitoring the effectiveness of the Company's Corporate Governance Guidelines and developing and recommending to the Board modifications and/or additions to the Corporate Governance Guidelines.

  Reviewing, on a regular basis, the overall corporate governance of the Company and recommending improvements when necessary.

II. STRUCTURE AND OPERATIONS

Composition and Qualifications

The Committee shall consist of at least three members of the Board, each of whom has been determined by the Board to be "independent" in accordance with the Nasdaq rules (except as may be allowed by those rules in exceptional circumstances). Notwithstanding the foregoing sentence, the Committee may be comprised of "non-independent" Board members so long as the Company qualifies for the "Controlled Company" exemption under the Nasdaq rules.

Appointment and Removal

The members of the Committee shall be appointed by the Board and continue to be members until their successors are elected and qualified or until their earlier retirement, resignation or removal. Any member of the Committee may be removed, with or without cause, by a majority vote of the Board at any time.

The Board may appoint one member of the Committee to serve as Chair of the Committee, to convene and chair all regular and special sessions of the Committee, set the agendas for Committee meetings, to determine and communicate to management and the full Board the information needs of the Committee, and to report Committee determinations and actions on behalf of the Committee to the full Board. If the Board fails to appoint a Chair, the members of the Committee shall elect a Chair by majority vote of the full Committee to serve at the pleasure of the majority of the full Committee.

Delegation to Subcommittees

The Committee may delegate its duties and responsibilities to a subcommittee consisting of one or more members of the Committee, or to executive officers of the Company. Any delegation may be made only to the extent permitted by the Nasdaq rules, SEC rules, applicable law, and the Company's Bylaws and Certificate of Incorporation.

III. COMMITTEE MEETINGS

The Chair (or in his or her absence, a member designated by the Chair or designated by a majority of the members in attendance) shall preside at each meeting of the Committee and set the agendas for the Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings as long as they are not inconsistent with any provisions of the Company's Bylaws or this Charter.

The Committee shall meet (in person or by telephonic meeting) on a regularly scheduled basis at least two times per year, or more frequently as circumstances dictate. The Committee shall maintain written minutes or other records of its meetings and activities, which shall be duly filed in the Company's records.

Except as otherwise required by the Bylaws or the Certificate of Incorporation of the Company, a majority of the members of the

Committee shall constitute a quorum for the transaction of business and the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee. The Committee may also act by unanimous written consent in lieu of a meeting.

All non-management directors who are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company's management, representatives of the Company's outside advisors, any other personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director who is not a member of the Committee.

The Chair of the Committee shall report to the Board following meetings of the Committee and as otherwise requested by the Board.

IV. DUTIES AND RESPONSIBILITIES

The responsibilities of the Committee are set forth below. The Committee is authorized to carry out these responsibilities, and other responsibilities assigned to it by the Board from time to time, and take any action reasonably related to the mandate of this Charter.

In discharging its role, the Committee is empowered to investigate any matter brought to its attention with all requisite access to books, records, facilities and personnel of the Company and with access to the Company's outside legal counsel and other advisors. The Committee has the power to retain separate outside counsel or other advisors, different from the Company's regular outside counsel and advisors, and will receive adequate funding from the Company to engage such counsel and advisors. The Committee shall have the authority to retain, compensate, terminate and oversee director search firms and recruitment consultants for use in identifying, screening and reviewing qualified candidates to serve on the Board.

To fulfill its duties and responsibilities, the Committee shall:

  Establish standards, criteria and processes for the selection of individuals to serve on the Board.

  Identify, screen and review individuals qualified to serve as directors; review each current director and recommend to the Board whether such director should stand for re-election; and recommend to the Board the nominees for election or re-election at the next annual meeting of shareholders and for filling vacancies that may occur at other times.

  Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates as directors.

  Review annually with the Board the composition and size of the Board, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, and other desired qualities, and recommend to the Board any appropriate changes.

  Review and assess the performance of the Board and its committees and report such assessment, including any recommendations for proposed changes, to the Board.

  Oversee the implementation and monitor the effectiveness of the Corporate Governance Guidelines of the Company, and develop and recommend to the Board modifications and/or additions to the Company's Corporate Governance Guidelines.

  Consider corporate governance issues that arise from time to time, and develop appropriate recommendations for the Board.

  Report to the Board as necessary, which reports shall include any recommendations the Committee deems appropriate.

  Review and address conflicts of interest of directors, the Chief Executive Officer and other Board-appointed officers.

  Review the corporate governance implication, if any, of any proposed changes in director compensation.

  Perform any other activities as the Committee deems appropriate, or as are requested by the Board, consistent with this Charter, the Company's Bylaws and applicable laws and regulations.

  Maintain minutes and other records of meetings and activities of the Committee.

  Review and reassess the performance of the Committee and the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval.

APPENDIX D

NBO SYSTEMS, INC.

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE OFFICER

AND SENIOR FINANCIAL OFFICERS

(Adopted APRIL 4, 2004)

I. INTRODUCTION

NBO Systems, Inc. expects the highest ethical conduct from its principal executive officer and senior financial officers. Your full compliance with this Code and NBO's Code of Business Conduct and Ethics is mandatory. You are expected to (i) foster a culture of transparency, integrity and honesty, and (ii) ensure that everyone in your organization also fully complies with this Code.

II. conflicts of interest

You must avoid any personal activity, investment or association that could appear to interfere with good judgment concerning NBO's best interests. You may not exploit your position or relationship with NBO for personal gain. You should avoid even the appearance of conflict. Some examples that are likely conflicts of interest are:

  to cause NBO to engage in a business transaction with your relatives or friends,

  to use nonpublic information of NBO or its clients or vendors for personal gain by you, your relatives or friends,

  receive a loan, guarantee of obligation or receive more than a modest gift from NBO or a third party as a result of your position at NBO, or compete or prepare to compete with NBO while still employed by NBO.

III. accurate periodic reports

As you are aware, full, fair, accurate, timely and understandable disclosures in NBO's periodic reports are legally required and is essential to the success of NBO's business. NBO expects that you will exercise the highest standard of care in preparing such reports which includes:

  Maintaining all of NBO's accounting records as well as reports produced from those records, in accordance with the laws of each applicable jurisdiction;

  Maintaining all records fairly and accurately to reflect the transactions and occurrences for which they relate;

  Maintaining all records fairly and accurately to reflect in reasonable detail, NBO's assets, liabilities, revenues and expenses;

  Ensuring NBO's accounting records do not contain any false of intentionally misleading entries;

  Ensuring that none of NBO's transactions are intentionally misclassified as to accounts, departments or accounting periods;

  Ensuring that all transactions are supported by accurate documentation in reasonable detail and recorded in the proper account and in the proper accounting period;

  Never concealing information from the internal auditors or the independent auditors of NBO; and Complying with NBO's system of internal accounting controls at all times.

IV. Compliance

You are expected to comply with both the letter and spirit of all applicable government laws, rules and regulations. If you fail to comply with this Code, with NBO's Code of Business Conduct and Ethics and/or with applicable laws, you will be subject to disciplinary measures, including possible immediate termination of employment with NBO.

V. reporting violations

Your conduct can reinforce an ethical atmosphere and positively influence the conduct of fellow employees. If you are powerless to stop suspected misconduct or discover it after it has occurred, you must either report it to the appropriate level of management or the general counsel of the Company [the "General Counsel", (Russell M. Frandsen of Squire Sanders & Dempsey L.L.P., 801 South Figueroa Street, 14th Floor, Los Angeles, California 90017-5554 or by calling 213-689-5128)] or directly contact the Audit Committee Chairman of the Board of Director's of NBO by sending a detailed note with relevant documents using any of the following methods:

  By e-mail to Andrew Boyd-Jones at aboydjones@earthlink.net;

  By voice message to the following number: (212) 486-6670 x231; or

  By letter addressed to: Andrew Boyd-Jones, 3109 Grand Ave #449, Miami, FL 33133.

All calls, detailed notes and/or emails will be dealt with confidentially. You have the commitment of NBO and of the Audit Committee of the Board of Directors that you will be protected from retaliation.

VI. conclusion

In the final analysis, you are the guardian of NBO's ethics. While there is no universal rules, when in doubt ask yourself:

  Would I feel comfortable if the action I'm taking is fully publicized in the media with all the details, including my photo?

  Could I testify in a court of law or before a government agency about my action without exposing NBO or myself to liability?

  Will my action seem like the appropriate one the next day or over time?

  Would I feel comfortable telling my co-workers, my family, my friends or my religious leader about my action?

If you uncomfortable with your answer to any of the above, you should not take the contemplated actions without first discussing them with the appropriate level of management, the General Counsel or the Audit Committee Chairman of the Board of Directors.

VII. ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

I have received and read the Company's Code of Ethics. I understand the standards and policies contained in the Company Code of Ethics and understand that there may be additional policies or laws applicable to me, or my job with the Company. I agree to comply fully with the standards, policies and procedures contained in the Code of Ethics and the Company's related policies and procedures.

If I have questions concerning the meaning or application of the Company Code of Ethics, any Company policies, or the legal and regulatory requirements applicable to my job, I know I can consult the Human Resources Department, knowing that my questions or reports to these sources will be maintained in confidence. I further understand that I have an obligation to report to the General Counsel or the Audit Committee of the Board of Directors any suspected violations of the Code of Ethics that I am aware of.

/s/ Keith A. Guevara

Chairman, President and Chief Executive Officer

/s/ Christopher Foley

Chief Financial Officer & Director

/s/ D. Kent Jasperson

Chief Accounting Officer & Secretary/Treasurer

APPENDIX E

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2003

NBO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

STATE OF MARYLAND (State or other jurisdiction of incorporation)	033037 (Commission File Number)	55-0795927 (IRS Employer Identification No.)
3676 West California Avenue, Building D Salt Lake City, Utah 84104 (Address of principal executive offices) Registrant's telephone number, including area code (801) 887-7000

Item 4. Changes in Registrant's Certifying Accountant

(a).(1). (i). In a letter dated October 3, 2003, Grant Thornton LLP gave notice of its resignation as NBO Systems, Inc.'s (the "Company" or "NBO") independent accountants. On October 9, 2003, Grant Thornton LLP provided another letter with additional detail surrounding its resignation.

(ii). The Company's consolidated financial statements for the fiscal year ended March 31, 2002 was unqualified except that the audit report had an additional paragraph related to the substantial doubt about the Company's ability to continue as a going concern. Grant Thornton LLP submitted its resignation prior to the completion of the audit of the Company's consolidated financial statements for the fiscal year ended March 31, 2003.

(iii). The Company's Audit Committee is comprised of the Board of Directors as a whole. As Grant Thornton LLP resigned, there was no need for approval.

(iv). During the Company's two most recent fiscal years and the subsequent interim period preceding such resignation, the Company has had no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP would have caused them to make reference thereto in their report on the consolidated financial statements of the Company, except as described in the following paragraphs.

(a)(1)(v) (B) Grant Thornton LLP advised the Company that information has come to Grant Thornton LLP's attention that has led it to no longer be able to rely on management's representations, or that has made it unwilling to be associated with the financial statements prepared by management.

Grant Thornton LLP questioned the Company's use of "estimated breakage", that is, an estimated amount of gift certificate sales the Company believes will never be redeemed and thus will ultimately be abandoned. The Company accounts for actual "breakage", that is, the amount of gift certificates that have expired or reached their legal statute of limitations, by moving that amount from gift certificates payable and restricted cash to unrestricted cash, where it is used in the Company's operations. At that time said "breakage" is also recorded as revenue in accordance with the Company's Revenue Recognition Policy as stated in the Company's Financial Statements. In addition, the Company withdraws cash reflecting "estimated breakage", and makes use of it as operating capital. From the outset, the Company assured Grant Thornton LLP that its contracts with its customers permit the withdrawal and use of "estimated breakage" as well as "breakage," that its customers permit the withdrawal and use of "estimated breakage" as well as "breakage", and further, that its customers know of and acquiesce in this practice.

To gain assurance with respect to NBO's contractual rights and obligations, Grant Thornton LLP asked that the Company seek an independent legal analysis of this issue. That analysis concluded, however, that the contracts do not expressly allow for the practice regarding "estimated breakage" as employed by NBO, and may be ambiguous and therefore open to multiple interpretations. In an effort to confirm the Company's assertion that its customers were aware of and approved its practices, Grant Thornton LLP determined that confirmations should be sent to selected accounts. Grant Thornton LLP believes that its efforts were at first vigorously resisted by the Company. The Company ultimately agreed to permit the confirmation procedure. To facilitate a timely response, Grant Thornton LLP requested only that the Company's Chief Executive Officer advise the recipients that the confirmation letter was being sent to them by express carrier. Subsequently, through conversations with the Company's counsel, Grant Thornton LLP became aware that the Company's Chief Executive Officer had replied to contacts made by certain recipients of the confirmations. Grant Thornton LLP has advised the Company that whether and how this contact may have influenced the recipients' responses is unclear to Grant Thornton LLP. Grant Thornton LLP believes that the confirmations that were returned to Grant Thornton LLP did not clearly support NBO's representations about its customers' understanding of the contracts.

In view of this sequence of events, Grant Thornton LLP determined that it could not continue with the audit. At the present time, Grant Thornton LLP cannot agree with the Company's treatment of "estimated breakage". As such, Grant Thornton LLP would not be able to issue an unqualified report on the Company's financial statements for the fiscal year ended March 31, 2003. Management's representations to Grant Thornton LLP at the outset appear to Grant Thornton LLP to be questionable, its conduct in initially resisting Grant Thornton LLP's efforts in contacting the recipients of the confirmations, and management's involvement in the confirmation process cause Grant Thornton LLP to no longer be able to rely on the representations of management. Grant Thornton LLP is no longer willing to be associated with the financial statements prepared by management.

The Company disagrees with Grant Thornton LLP's judgments in this matter. The Company believes that the contracts, although containing some ambiguity, do permit the current use of estimated breakage, and that this interpretation is the more reasonable interpretation, particularly in light of the disclosure of such use in the Company's financial statements and the course of conduct of the Company and the customers subsequent to the execution of the contracts. The independent third party legal analysis of the contracts also states that while ambiguity does exist in the contracts, that the Company's interpretation is reasonable. The Company believes that its contacts with its customers regarding the confirmation letters were in the nature of ministerial contacts and did not influence the nature of the customers' responses. Of the four confirmations letters sent, four were returned. The Company believes that one customer clearly supported the Company's representations. One confirmation letter referred to the contract and said that the contract "speaks for itself". A third confirmation indicated that the customer could not give the requested confirmation, but referred to the contract itself. The

Company does not have a copy of the fourth confirmation letter in its possession. Accordingly, the Company believes it representations to Grant Thornton LLP are reliable and the Company's disagrees with Grant Thornton LLP's judgment.

The Company's Board of Directors has discussed these disagreements with Grant Thornton LLP.

The Company has authorized Grant Thornton LLP to respond fully to the inquiries of any successor accountant concerning the subject matter of such disagreements.

(C) Grant Thornton LLP has advised the Company that information has come to its attention during the time period covered by the fiscal year ended March 31, 2002, fiscal year ended March 31, 2003, and the period subsequent thereto, that has caused Grant Thornton LLP to be unwilling to rely on management's representations or to be associated with the registrant's financial statements. For an explanation, see response to Item (B), above.

(D) Grant Thornton LLP has determined that its report on the Company's financial statements for the year ended March 30, 2002, can no longer be relied upon. For an explanation, see response to Item (B), above.

(a)(3) The Company has provided Grant Thornton LLP with a copy of the disclosures the Company is making in response to Item 304 of Regulation S-K. The Company has requested Grant Thornton LLP to furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company in response to this Item 304 of Regulation S-K, and, if not, stating the respects in which it does not agree. Said letter is attached as Exhibit A hereto.

$4,605,918, (unaudited), respectively. The Company has not yet finished compiling the "estimated breakage" advance on restricted cash for the interim periods of June 30, 2003 and September 30, 2003 due to the delay in filing the Form 10-KSB for the fiscal year ended March 31, 2003 as a result of the events leading to the resignation of the Company's accountants. Additionally, the Company has not provided for any potential claims and there would be additional disclosure requirements if the method of accounting for "estimated breakage" that Grant Thornton LLP apparently would have concluded was required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2003	NBO SYSTEMS, INC. By: /s/ Keith A. Guevara Keith A. Guevara President

APPENDIX F

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2003

NBO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

STATE OF MARYLAND (State or other jurisdiction of incorporation)	033037 (Commission File Number)	55-0795927 (IRS Employer Identification No.)
3676 West California Avenue, Building D Salt Lake City, Utah 84104 (Address of principal executive offices) Registrant's telephone number, including area code (801) 887-7000

Item 4. Changes in Registrant's Certifying Accountant

(a)(2) On November 5, 2003 the Company engaged Tanner & Co. of Salt Lake City, Utah as the new independent accountant to audit the Company's financial statements.

(A) Upon the resignation of its former accountant, the Company interviewed Tanner & Co. regarding engaging Tanner & Co. as its accountants. During these interviews, the Company discussed with Tanner & Co. the circumstances regarding the resignation of the Company's former accountants, including the audit procedures used by the former accountant, the contacts between the Company and its customers in connection with confirmation letters requested of such customers, and the accounting treatment of the Company's "breakage" of the gift certificates issued by the Company.

(B) Tanner & Co. provided no written expression of its views on such matters. Tanner & Co. expressed orally that the matters discussed would not preclude Tanner & Co. from becoming the Company's accountant. Tanner & Co. did not reach any conclusion and did not express an oral opinion on the audit procedures employed by the Company's former accountant or the audit procedures it would follow in conducting its own audit, on the contacts between the Company and its customers in connection with confirmation letters, or the accounting treatment of the Company's "breakage" of the gift certificates issued by the Company. The Company did not request nor did it receive any confirmation in advance regarding any of these matters.

(C) The Company's former accountant was consulted by the Company regarding the issues discussed with Tanner & Co., and the views of the former accountant are set forth in the Company's Form 8-K filed on October 28, 2003, which is hereby incorporated by reference.

(D) Tanner & Co. reviewed the disclosure contained in this Form 8-K before this Form 8-K was filed with the Commission. Tanner & Co. was provided the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to paragraph (a) of this Item 304 of Regulation S-K. Tanner & Co. has not furnished any letter to the Company containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to paragraph (a) of this Item 304 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2003	NBO SYSTEMS, INC. By: /s/ Keith A. Guevara Keith A. Guevara President

NBO SYSTEMS, INC.

PROXY

Annual Meeting of Stockholders, June 14, 2005

This Proxy is Solicited on Behalf of the Board of Directors of

NBO SYSTEMS, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 14, 2005, and the Proxy Statement and appoints Keith A. Guevara and D. Kent Jasperson, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of NBO Systems, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at The Hilton Hotel - Salt Lake City Airport, Salt Lake International Center, 5151 Wiley Post Way, Salt Lake City, UT 84116 on Tuesday, June 14, 2005, at 1:00 PM Mountain Time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

Please detach and return in the envelope provided

------------------------------------------------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" EACH OF THE OTHER LISTED PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect three directors of the Company to serve until the 2006 Annual Meeting of Stockholders or until their successors are duly elected and qualified		2. To ratify the appointment of Tanner LC as independent auditors of the Company for the fiscal year ending December 31, 2005	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (see instructions below)	NOMINEES KEITH A. GUEVARA CHRISTOPHER FOLEY ANDREW BOYD-JUNES

3. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted as specified above.  If no specification is made, this Proxy will be voted "FOR" the election of the directors listed at left and "For" the other listed proposals.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT"
and fill in the circle next to each nominee you wish to withhold, as shown here: •

WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOU STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

Please check here if you plan to attend the meeting. ☐

To change your address on you account, please check the box at the right      ☐

and indicate your new address in the address space below.  Please not that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date:		Signature of Stockholder Date:

Note:  This proxy must be signed exactly as the name appears hereon.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.